EXHIBIT 10.67

ADDENDUM No. 5 TO

AMENDED AND RESTATED MASTER SERVICES AGREEMENT

THIS ADDENDUM No. 5 (the “Addendum”) to the AMENDED AND RESTATED MASTER SERVICES AGREEMENT dated as of May 31, 2005, as amended (collectively, the “Agreement”), by and between EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC. (“ESSDS”) and ORPHAN MEDICAL, INC. (“Orphan Medical”) and assigned to JAZZ PHARMACEUTICALS, INC. (“Jazz Pharmaceuticals”), is entered into as of September 24, 2007 by and between ESSDS and Jazz Pharmaceuticals. Capitalized terms not otherwise defined herein shall have the same meanings as in the Agreement.

RECITALS

WHEREAS, Jazz Pharmaceuticals desires ESSDS to administer a Jazz co-payment assistance pilot program for Xyrem® (the “Copayment Program”); and

WHEREAS, the parties desire to amend the Agreement to add the Copayment Program services as part of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Agreement, the parties hereto agree as follows:

AGREEMENT

1. Copayment Program Services. ESSDS shall perform the CoPayment Program services set forth in Exhibit A for Jazz Pharmaceuticals (the “Copayment Program Services”).

2. Term and Termination. The term of the Copayment Program shall commence on [ * ] and shall continue through [ * ]. Jazz Pharmaceuticals may terminate this Addendum at any time upon thirty (30) days’ prior written notice to ESSDS. In addition, if the Agreement is terminated pursuant to its termination provisions stated therein, then this Addendum shall also be terminated at such time. The Copayment Program Services will end upon the dispensing of the last Xyrem prescription for which Jazz Pharmaceuticals is providing copayment assistance, as described in Exhibit A (the period following termination/expiration of the Copayment Program and the aforementioned last date of dispense shall be referred to herein as the “Copayment Program Run-Out Period”).

3. Fees. Jazz Pharmaceuticals shall pay ESSDS a non-refundable start-up fee of $[ * ] (“Start-Up Fee”). The Start-Up Fee is due and payable to ESSDS by Jazz Pharmaceuticals no later than December 7, 2007. In addition, Jazz Pharmaceuticals shall pay ESSDS a Copayment Program management fee for each month (including the months during the Copayment Program Run-Out Period) ESSDS performs Copayment Program Services (each a “Monthly Management Fee”), as follows: (i) $[ * ] for the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

period of [ * ] through [ * ]; (ii) [ * ] for the period of [ * ] through [ * ]; and (iii) $[ * ] for the period of [ * ], through [ * ]. Should the parties determine that [ * ] of Copayment Program [ * ] is [ * ] the Copayment Program, Jazz Pharmaceuticals shall pay ESSDS a $[ * ] Monthly Management Fee for that [ * ]. Each Monthly Management Fee shall be paid by Jazz Pharmaceuticals within thirty (30) days following receipt of ESSDS’ invoice pertaining thereto. Late payments will be subject to interest at the rate specified in the Agreement. The Start-Up Fee and the Monthly Management Fee constitute full and complete payment for performance of the Copayment Program Services under this Addendum, other than the actual Jazz Copayment Amounts to be paid pursuant to Section 4 hereof. If Jazz Pharmaceuticals remains materially delinquent on any undisputed fees owed hereunder, including, but not limited to, payment of the Copayment Amounts, for a period of [ * ] following receipt of written notice of same, then ESSDS shall have the right to suspend services until full payment of such fees is made. Jazz Pharmaceuticals agrees that: (1) the Start-Up Fee and the Monthly Management Fee for the Copayment Program Services constitutes compensation for bona fide services; (2) the Copayment Program is not intended to diminish the objectivity or professional judgment of ESSDS; (3) the Copayment Program does not involve the counseling or promotion of any off-label use of Jazz Pharmaceutical products; (4) the Start-Up Fee and the Monthly Management Fee are not intended in any way as remuneration for referrals or for other business generated; and (5) the Start-Up Fee and the Monthly Management Fee represent fair market value for the Copayment Program Services based on arms-length negotiations. The parties acknowledge that the Start-Up Fee and the Monthly Management Fee are not intended in any way as a payment related to drug formulary or drug formulary activities and have not been negotiated or discussed between the parties in connection with any such drug formulary or formulary activities.

4. Copayment Amounts. In accordance with Exhibit A attached hereto, Jazz Pharmaceuticals shall be responsible for portions of the copayment or coinsurance obligations of patients properly enrolled in the Copayment Program (the “Jazz Copayment Amounts”). Jazz Pharmaceuticals shall pay ESSDS the Jazz Copayment Amounts due within thirty (30) days of Jazz Pharmaceuticals’ receipt of ESSDS’s invoice pertaining thereto. Delinquent payments shall be subject to interest at the rate specified in the Agreement.

5. Data. Subject to the limitations set forth in this Section 5, ESSDS shall provide monthly data reports to Jazz Pharmaceuticals relating to the Copayment Program in accordance with Exhibit B attached hereto. Such reports shall be delivered in accordance with a mutually agreed upon timeframe and format. The parties intend that all reports and other data provided by ESSDS to Jazz Pharmaceuticals pursuant to this Addendum will be in accordance with HIPAA and all other applicable federal or state laws pertaining to patient confidentiality (collectively, the “Privacy Laws”). Accordingly, notwithstanding anything to the contrary herein, except as otherwise permitted by applicable law or pursuant to a valid HIPAA authorization on file at ESSDS, ESSDS will not disclose or report any data fields that are prohibited under the HIPAA de-identification safe harbor as described in 45 C.F.R. 164.514(b)(2), and Jazz Pharmaceuticals agrees not to use, either directly or indirectly, any such information to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

attempt to identify any patient who may be the subject of such information, unless such information was disclosed by ESSDS pursuant to a valid HIPAA authorization. To the extent ESSDS is providing dates in the data reports provided to Jazz Pharmaceuticals, Jazz Pharmaceuticals represents and warrants that such dates are necessary for payment purposes to ESSDS. ESSDS’s failure to provide any of the requested data because of restrictions under the Privacy Laws, or any laws applicable to physician privacy, shall not be deemed a breach of this Addendum by ESSDS; however, should the data provided by ESSDS be insufficient to confirm Jazz Pharmaceuticals’ payment obligations, these payment obligations will be excused without penalty until otherwise confirmed to Jazz Pharmaceuticals’ reasonable satisfaction.

6. Audit Rights. Jazz Pharmaceuticals shall have the right to inspect ESSDS records related to the Copayment Program Services at reasonable times. Such records will be made available for copying during such inspection. Jazz Pharmaceuticals will provide reasonable notice to ESSDS of the date and time of any such inspection and ESSDS will reasonably cooperate with such inspection. ESSDS will not permit disclosure of Patient Identifiable Information to Jazz Pharmaceuticals’ auditors.

7. Miscellaneous.

a.	Jazz Pharmaceuticals is responsible for the structure and design of the Copayment Program, as set forth in Exhibit A, including any supplemental materials that may be prepared or approved by Jazz Pharmaceuticals for use in connection with the Copayment Program, and Jazz Pharmaceuticals represents and warrants that such structure and design complies with all applicable law.

b.	ESSDS agrees to perform the Copayment Program Services with due care in accordance with the standards and practices which are generally accepted in the industry and exercised by other persons engaged in performing similar services in the local area and in accordance with all applicable federal and state laws and regulations.

c.	To the extent there is a conflict between the terms and conditions of this Addendum and the terms and conditions of the Agreement, this Addendum shall control.

d.	This Addendum may be executed in one or more counterpart copies, each of which shall be deemed an original, and all of which shall together be deemed to constitute one agreement. Facsimile execution and delivery of this Addendum is legal, valid and binding execution and delivery for all purposes.

e.	Sections 1 (until expiration of the Copayment Program Run-Out Period), 3, 4, 6 and 7 shall survive termination of this Addendum.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have executed or caused this Addendum to be executed effective as of the Addendum Effective Date.

EXPRESS SCRIPTS SPECIALTY DISTRIBUTION SERVICES, INC.		JAZZ PHARMACEUTICALS, INC.

By:	/s/ Gerard A. Carino	By:	/s/ Julie Anne Smith
Its:	President	Its:	Vice President Marketing and New Product Planning

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

COPAYMENT PROGRAM

Overview

The Copayment Program is designed to [ * ] the Xyrem Success Program. Under the Copayment Program, Jazz Pharmaceuticals will provide up to $[ * ] in copayment assistance to patients properly enrolled by ESSDS in the Copayment Program for each shipment of Xyrem that occurs during the [ * ] period following the initial shipment.

Eligibility

•

Patients who are enrolled in a “federal health care program” (as defined in 42 U.S.C. 1320a-7b(f)) that provides coverage for Xyrem, either as primary coverage or secondary coverage, are NOT eligible for participation in the Copayment Program. In addition, patients who [ * ] are not eligible for the Copayment Program. During the initial enrollment process, and prior to each subsequent fill during participation in the Copayment Program, ESSDS shall confirm with the patient via a Q & A process that the patient has elected to participate in the Copayment Program and does not fall within one of these excluded categories. Conducting this Q & A process with each patient and creating a record of each patient’s response shall be ESSDS’ only obligation with respect to this eligibility requirement.

•	Only patients who have not participated in the Xyrem Success Program during the [ * ] period prior to receipt by ESSDS of their initial prescription for Xyrem are eligible for the Copayment Program.

•	Patients enrolled in Jazz Pharmaceuticals’[ * ] are [ * ] eligible to participate in the Copayment Program.

•	The enrollment period for the Copayment Program will end on [ * ]. ESSDS will not enroll any patients after this time without the express written consent of Jazz Pharmaceuticals.

•

Enrollment into the Copayment Program may only occur as a result of an initial live conversation that occurs on Thursday or Friday between a patient and an ESSDS Reimbursement Specialist. Patients who have their initial conversation with an ESSDS Reimbursement Specialist on Monday, Tuesday, or Wednesday will not be enrolled into the Copayment Program. Exceptions for enrollments on Monday, Tuesday or Wednesday must be approved in writing by either Jazz Pharmaceuticals’ Executive Director, Marketing or Vice President, Marketing and Product Development.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

•	Jazz Pharmaceuticals also may impose additional eligibility criteria for the Copayment Program, as communicated by Jazz Pharmaceuticals to ESSDS in writing.

Duration of Copayment Assistance

•

Co-pay assistance is available to patients properly enrolled in the Copayment Program for each shipment of Xyrem made during the [ * ] period following that patient’s initial shipment; however, for patients who participate in the [ * ], the [ * ] period of eligibility for copayment assistance starts with the first [ * ] shipment. No co-pay assistance will be provided under the Copayment Program for shipments made under the [ * ]. ESSDS will not charge Jazz Pharmaceuticals under the Copayment Program for services provided pursuant to the [ * ].

•

If a patient is enrolled in the Copayment Program and subsequently becomes eligible for [ * ] payer specified in the [ * ], the patient shall become ineligible for continued participation in the Copayment Program upon ESSDS’ discovery of this change in [ * ] coverage.

Amount of Copayment Assistance

•

Each patient enrolled in the Copayment Program will be responsible for the first $[ * ] of his or her copayment/coinsurance obligation applicable to each shipment of Xyrem, with Jazz Pharmaceuticals responsible for the remaining amount up to a maximum of $[ * ] per month. If the patient’s copayment/coinsurance obligation exceeds the maximum amount Jazz Pharmaceuticals will pay pursuant to the preceding sentence, then the patient will be responsible for such excess amount in addition to the first $[ * ].

Scripting

•

Appropriate scripting will be developed jointly by the parties, with Jazz Pharmaceuticals having final approval of the script. The script must be finalized prior to commencement of the Copayment Program services.

•	The script, and any patient materials subsequently developed for the Copayment Program, will clearly indicate that the Copayment Program is funded by Jazz Pharmaceuticals, and not ESSDS.

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

COPAYMENT PROGRAM DATA

Data to be provided monthly by ESSDS

	Pilot Patients		Non-Pilot Patients		Past Pilot Patients
Number of Patients Enrolled
Number of Patients Currently Participating
Percentage of Patients Currently Participating
Number of Patients Shipped through mm/dd/yyyy
Percentage of Patients Shipped
Average Number of Fills per Patient
Number of Pending Patients
Percentage of Pending Patients
Number of Approved Patients
Percentage of Approved Patients
Number of On Hold Patients
Percentage of On Hold Patients
Number of Discontinued Patients
Percentage of Discontinued Patients
Number of Disenrolled Patients
Percentage of Disenrolled Patients

Disenrolled Patients Breakout:	Count	%	Count	%	Count	%
Disenrolled – Declined co-pay assistance
Disenrolled – Cost
Disenrolled – Refused Shipment
Disenrolled – MD Credential
Disenrolled – Drug/Medical Concern
Disenrolled – Insurance Denial
Disenrolled – Pt. Expired
Disenrolled – Dr. not responding
Disenrolled – Physician Request
Disenrolled – Voluntarily
Disenrolled – Unknown Reason
Disenrolled – Unable to Contact
Disenrolled – Prefers Alternate Therapy
Total	0		0		0

Discontinued Patients Breakout:	Count	%	Count	%	Count	%
Discontinued – Cost
Discontinued – Refused Shipment
Discontinued – Insurance Denial
Discontinued – MD Credential
Discontinued – Pt. Expired
Discontinued – Noncompliance
Discontinued – Drug Not Effective

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.

Discontinued - Diversion
Discontinued – Physician Request
Discontinued – Personal/Voluntary
Discontinued – Unknown Reason
Discontinued – Unable to Contact
Discontinued – Side Effects
Discontinued – Inactivity
Total	0	0	0

Patient ID	de-identified
Intake Date
Physician CHIP ID
Physician JPI ID
Physician First Name
Physician Last Name
Territory
Current Case Status
Total Fills
Case Status at First Shipment
First Patient Copay
First Jazz Copay
Case Status at Second Shipment
Second Patient Copay
Second Jazz Copay
Case Status at Third Shipment
Third Patient Copay
Third Jazz Copay

[ * ] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities Exchange Act of 1934, as amended.